Exhibit 99.2



                     CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly Report of JLM Couture, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), Jerrold Walkenfeld, Financial Consultant of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

              (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934;
and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



March 19, 2003                         /S/Jerrold Walkenfeld
                                      ---------------------------
                                      Name:  Jerrold Walkenfeld
                                      Title: Financial Consultant
                                      (Principal Fiancial
                                       Officer)




         This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.